Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 14, 2005, in the Registration Statement (Form S-11 No. 333-00000) and related Prospectus of JER Investors Trust Inc. dated February 14, 2005.

McLean, Virginia

February 14, 2005